EX-99.B13.a.

POWER OF ATTORNEY
Allianz Life Insurance Company of North America
        Each person whose signature appears below hereby constitutes and appoints Stewart D. Gregg and Erik T. Nelson and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed under the registration listed below that has been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of North America pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Allianz Life Variable Account B  N-4 Registration                                                                      33 Act No.
Allianz Index Advantage Variable Annuity                                                                                       Pending

Signature                                                   Title                                                            Date

/s/ Gary Bhojwani                                                                                                        11/26/2012
                                                                   Chairman of the Board
Gary C. Bhojwani

/s/ Walter White                                                                                                          11/26/2012
                                                                   Director, President and Chief Executive Officer
Walter R. White

/s/ Giulio Terzariol                                                                                                        11/26/2012
                                                                   Director, Senior Vice President
Giulio Terzariol                                                   and Chief Financial Officer

/s/ Michael Sullivan                                                                                                      11/28/2012
 Director
Michael P. Sullivan

/s/ Dale Lauer                                                                                                                   11/21/2012
 Director
Dale E. Lauer

/s/ Marna Whittington                                                                                                    11/25/2012
                                                                   Director
Marna Whittington

Allianz N-4 POA (Index Advantage) – Dec 2012